UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2019 (August 21, 2019)

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

(Exact name of registrant as specified in charter)

Bermuda	001-38731	98-0529995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wesley Street

Hamilton HM 11, Bermuda

(Address of principal executive offices)

(441) 278-3140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common shares, par value $0.01 per share	SG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2019, Laurence Liao resigned from Sirius International Insurance Group, Ltd.’s (the “Company”) Board of Directors (the “Board”), including his position as Chair of the Finance Committee, to focus on other professional priorities in his role at CMIG International Holding Pte. Ltd. (“CMIG International”).

On the same day, Raymond Tan was appointed to the Board and to the Finance Committee of the Board, as Chair.  Mr. Tan is the Chief Executive Officer and Chief Risk Officer of CMIG International and has served on the Board as CM Bermuda Ltd.’s alternate director pursuant to the Company’s Bye-laws.  Mr. Tan was recommended for appointment to the Board by CMIG International.

Mr. Tan will not receive remuneration from the Company for his services as a director.

There is no arrangement or understanding between Mr. Tan and any other persons pursuant to which Mr. Tan was appointed as a director. Mr. Tan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sirius International Insurance Group, Ltd.

Date: August 22, 2019	By:	/s/ GENE BOXER
	Name:	Gene Boxer
	Title:	EVP, Chief Strategy Officer & Group General Counsel

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